THIS  AGREEMENT  made  effective  the  29th  day  of  February,  2000.


AMONG:


PATRICIA  KIRKHAM  AND  DENNIS  PETERSEN,  (the  "VENDORS")

     -  and  -


EFINANCIAL  DEPOT.COM,  INC.,  (the  "PURCHASER")


     -  and  -


WESTCOR  MORTGAGE  INC.,  (the  "CORPORATION")


     -  and  -


MILLER  THOMSON,  Barristers  and  Solicitors  (the  "TRUSTEE")



     HYPOTHECATION  AGREEMENT
     ------------------------


WHEREAS:

A. Pursuant to the SHARE PURCHASE AGREEMENT, the VENDORS have agreed to sell to the PURCHASER the SHARES;

B. Pursuant to the SHARE PURCHASE AGREEMENT, the PURCHASER is indebted to the VENDORS on account of the purchase price of the SHARES;

C. Pursuant to Section 3.2 of the SHARE PURCHASE AGREEMENT, the PURCHASER has agreed to enter into this Hypothecation Agreement;


     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the sum of One ($1.00) Dollar now paid each to the other (the receipt and sufficiency of which is hereby acknowledged) and of the agreements herein contained, the parties do hereby mutually agree as follows:


ARTICLE1
--------

1.1     Definitions
        -----------

     In this AGREEMENT the following expressions will have the meanings herein set forth:

(a) ACT OF DEFAULT means the acts of default specified in Section 4.1 herein;

(b)     AGREEMENT,  "herein"  and  "hereof"  means this Hypothecation Agreement;

(c) INDEBTEDNESS means the amount owing from time to time by the PURCHASER to the VENDORS on account of the purchase price of the SHARES or interest thereon in accordance with the provisions of the SHARE PURCHASE AGREEMENT, together with any legal fees, on a solicitor-and-his-own-client basis, incurred by the VENDORS in connection with enforcing the payment and satisfaction of such indebtedness;

(d) SHARE CERTIFICATE means share certificate 6A issued to the PURCHASER evidencing the PURCHASER's ownership of the SHARES;

(e) SHARE PURCHASE AGREEMENT means that certain SHARE PURCHASE AGREEMENT in writing effective the 29th day of February, 2000, and made between VENDORS and the PURCHASER;

(f) SHARES means one hundred thousand (100,000) Class "A" shares in the share capital of the CORPORATION purchased by the PURCHASER pursuant to the SHARE PURCHASE AGREEMENT and represented by the SHARE CERTIFICATE.

1.2     Preamble  Incorporation
        -----------------------

     The parties hereby confirm and ratify the matters contained and referred to in the preamble to this AGREEMENT and agree that same are expressly incorporated into this AGREEMENT.


ARTICLE 2
---------

2.1     TRUSTEE
        -------

     The TRUSTEE and its successors and assigns is hereby appointed to act as escrow agent for the purposes of this Hypothecation Agreement and the TRUSTEE hereby agrees to act as escrow agent in accordance with the terms and conditions of this AGREEMENT.

2.2     Hypothecation
        -------------

     As security pursuant to and not in payment of the INDEBTEDNESS, the PURCHASER does hereby pledge and hypothecate all its legal and beneficial interest in the SHARES to the VENDORS all on the terms and conditions set out in this AGREEMENT.

2.3     Transfer  of  SECURITY  SHARES
        ------------------------------

     For the purposes hereof, the PURCHASER hereby agrees that the SHARE CERTIFICATE together with a transfer of same in favour of the VENDORS as of the date hereof shall be delivered forthwith to the TRUSTEE with the executed copies of this AGREEMENT.

2.4     Directors  Resolutions
        ----------------------

     The PURCHASER agrees to deliver forthwith to the TRUSTEE a resolution in writing of the directors of the CORPORATION approving the transfer of the SHARES from the PURCHASER to the VENDORS.


ARTICLE 3
---------

3.1     Voting  Rights
        --------------

     The parties agree that the PURCHASER shall be entitled to exercise all voting rights in respect of the SHARES unless and until there shall be an ACT OF DEFAULT.

3.2     Shares  To  Be  Property  of  PURCHASER
        ---------------------------------------

     The SHARES shall remain the property of the PURCHASER and the PURCHASER shall be entitled to all benefits pertaining to the SHARES including, without limitation, any dividends declared thereon unless and until the PURCHASER fails to cure an ACT OF DEFAULT pursuant to a notice received from the TRUSTEE under
Section  5.1  herein.

3.3     Payment
        -------

(a) In the event that the PURCHASER has made all payments required pursuant to the SHARE PURCHASE AGREEMENT, the TRUSTEE shall, subject to the provisions of paragraph 3.3(b) herein, forthwith redeliver to the PURCHASER, the SHARE CERTIFICATES then held by it, the transfer referred to in Section 2.3 and the directors resolution referred to in Section 2.4 herein; and

(b) As evidence that the payments referred to in paragraph 3.3(a) have been made by the PURCHASER to the VENDORS, the PURCHASER shall forward to the TRUSTEE a sworn statutory declaration to that effect. Thereupon, the TRUSTEE shall give notice to the VENDORS that such declaration has been received and, if the VENDORS do not within fifteen (15) days advise the TRUSTEE that the payments referred to in such declaration have not been made, the TRUSTEE shall deliver the applicable SHARE CERTIFICATE representing such number of SHARES as are then releasable by the TRUSTEE to the PURCHASER. In the event that the VENDORS advise the TRUSTEE that the payments referred to in the above-noted statutory declaration have not been made, then the TRUSTEE shall not be required to deliver any share certificates without a written direction signed by both the VENDORS and the PURCHASER or an appropriate order of a court of competent jurisdiction.


ARTICLE 4
---------

4.1     Security  Enforceable
        ---------------------

     The  security  hereby  constituted  shall  become  enforceable:

(a) if an Order is made or an effective resolution is passed for winding up the CORPORATION, unless such winding up is effected pursuant to a merger or amalgamation of the CORPORATION with any other corporation and is made with the prior written consent of the VENDORS, such consent to not be withheld unless such act would in the reasonable opinion of the VENDORS have a material adverse impact upon the value of the SHARES or the security granted herein;

(b) if the PURCHASER, or the CORPORATION makes an assignment for the benefit of creditors or is declared bankrupt or if a receiver is appointed under the terms of the Bankruptcy and Insolvency Act (Canada), or if an execution or judgment against the property of the PURCHASER, or the CORPORATION or any part thereof remains after all appeals unsatisfied for a period of fifteen (15) days following notice from the VENDORS to the PURCHASER to satisfy same or if a receiver of all or any of the assets of the PURCHASER, or the CORPORATION is appointed;

(c) if an effective resolution is passed for the sale by either the PURCHASER, or the CORPORATION of all or substantially all of its assets;

(d) if the PURCHASER fails to make any payment on the INDEBTEDNESS within thirty (30) days of the date on which such payment is due pursuant to the SHARE PURCHASE AGREEMENT;

(e) if the PURCHASER attempts to sell or entertain an offer to sell the SHARES without first obtaining the written consent of the VENDORS; or

(f) if the PURCHASER or the CORPORATION commits any material breach pursuant to the SHARE PURCHASE AGREEMENT, or this AGREEMENT, and such breach continues for fifteen (15) days after written notice from the VENDORS to the PURCHASER specifying such breach or requiring the same to be remedied.


ARTICLE 5
---------

5.1          Realization  Against  SHARES
             ----------------------------

     The VENDORS may, at any time after an ACT OF DEFAULT and in addition to (and not in substitution for) all other rights and remedies available to the VENDORS, give notice to the TRUSTEE of default by the PURCHASER. Thereupon, the TRUSTEE shall give notice to the PURCHASER that such notice has been received and, if the PURCHASER does not within one hundred eighty (180) days cure such default, then the TRUSTEE shall deliver to the VENDORS the SHARE CERTIFICATE together with the transfer of same in favour of the VENDORS referred to in
Section 2.3 and the resolutions of the directors referred to in Section 2.4 hereof, whereupon:

(a) the VENDORS may forthwith without notice, without demand for payment, without advertisement and without any other formality, all of which are hereby waived by the PURCHASER, sell the SHARES by public or private sale using best efforts to obtain the maximum sum reasonably obtainable for the SHARES on the basis of a forced sale. Any such sale of all or any part of the SHARES shall be a sale either en bloc or in such part or parts and either by public auction or private contract and with or without any special condition as to upset price, reserve bid, title or evidence of title or other matter and from time to time as the VENDORS in their discretion determine, with power to vary or rescind any such contract or sale or buy in any such auction and resell without being answerable for any loss. The VENDORS may at any sale of the SHARES, or any part thereof, sell for a purchase consideration payable in cash or by instalments either with or without taking security for the second and subsequent instalments and may make delivery to the purchaser of good and sufficient deeds, assurances and conveyances of the SHARES and give receipts for the purchase price and any such sale shall be a perpetual bar, both at law and in equity, against the PURCHASER and all those claiming assets sold or any part thereof by, from, or under the PURCHASER. All costs and expenses incurred by the VENDORS in respect of the sale of all or any part of the SHARES shall be added to the obligations and liabilities of the PURCHASER to the VENDORS and shall be a first charge upon the monies received by the VENDORS as a result of any such sale or other dealing with all or any part of the SHARES. The proceeds realized from the sale of all or any part of the SHARES shall be applied by the VENDORS in respect of the INDEBTEDNESS without first making demand or taking any action whatsoever against the PURCHASER. If the proceeds are insufficient to satisfy in full the principal and interest due and payable to the VENDORS (including the costs and expenses of the sale of any SHARES), the unpaid balance shall be forgiven by the VENDORS. Any monies remaining after satisfaction in full of the INDEBTEDNESS and the obligations of the PURCHASER to the VENDORS pursuant to this AGREEMENT shall be paid by the VENDORS to the PURCHASER;

(b) the VENDORS shall not be bound to sell or otherwise deal with all or any part of the SHARES or otherwise to realize any proceeds therefrom and shall not be responsible for any loss occasioned by any sale or other dealing with or any failure to sell or otherwise deal with all or any part of the SHARES;

(c) at the sole and entire option of the VENDORS to be exercised by notice in writing to the PURCHASER at any time after delivery to the VENDORS of the SHARE CERTIFICATE, the VENDORS may accept the SHARES in full satisfaction of the INDEBTEDNESS; provided however where the VENDORS provide notice to the PURCHASER in accordance with this subsection 5.1 (c), the PURCHASER shall have 90 days from the date of receipt of such notice to redeem the SHARES by payment in full within that time of the INDEBTEDNESS;

(d) the VENDORS may grant extensions, give up any or all of the SHARES, accept compositions, grant releases and discharges and otherwise deal with the SHARES, or any of them, and all parties hereto as they think fit without affecting the obligations and liability of the PURCHASER to the VENDORS under the SHARE PURCHASE AGREEMENT and under this AGREEMENT, without prejudice to any other rights which the VENDORS may have or may be entitled to take against the PURCHASER;

(e) for the purposes of this Section 5.1 the VENDORS may have all or any of the SHARES registered in their names or in the name of their nominee and shall be entitled, but not bound or required, to vote the SHARES at any meeting at which the holder thereof is entitled to vote and, generally, to exercise any of the rights which the holder of the SHARES may, at any time, have including election of directors of the CORPORATION; but the VENDORS shall not be responsible for any loss occasioned by the exercise of any such rights or by the failure to exercise the same within the time limited for the exercise thereof;

(f) the PURCHASER hereby irrevocably constitutes and appoints the VENDORS its true and lawful attorneys and agents-in-fact to do all acts and execute and deliver all such agreements, instruments and documents as the VENDORS may deem necessary and desirable to realize upon the security of the SHARES and agrees to ratify and confirm all such proper acts of the VENDORS as its attorney and to indemnify and save harmless the VENDORS from all claims, loss or damage suffered in so doing.

5.2     Other  Legal  Action
        --------------------

     Nothing herein contained shall prevent or be construed as preventing the VENDORS from taking any legal action against the PURCHASER for collection of the amount due to the VENDORS pursuant to the SHARE PURCHASE AGREEMENT or for enforcing any other security given to the VENDORS under the SHARE PURCHASE AGREEMENT.

5.3     Reorganization
        --------------

     If the SHARES or any of them are part of an amalgamation or are changed, classified or reclassified, subdivided, consolidated or converted into a different number or class of shares or otherwise, the shares or other securities resulting from such amalgamation, change, classification, reclassification, subdivision or conversion shall be delivered to and held by the VENDORS in place of the SHARES and the provisions hereof shall apply thereto.

5.4     Consent  and  Waiver
        --------------------

     The CORPORATION hereby consents to the Hypothecation herein contained and agrees that it shall, upon receiving the SHARE CERTIFICATE from the VENDORS along with written instruction from the VENDORS, register the SHARES in the name of such transferee as shall be instructed by the VENDORS. The CORPORATION also agrees that any such transfer shall operate as a waiver of any lien on shares that the CORPORATION may have against the PURCHASER with respect to the SHARES.


ARTICLE 6
---------

6.1     TRUSTEE's  Fees
        ---------------

     The fees and expenses of the TRUSTEE for acting hereunder shall be borne by the PURCHASER provided that the TRUSTEE agrees not to charge a general administration fee for holding the SHARES but shall only charge fees for actual time expended whether a default has occurred or not.

6.2     TRUSTEE's  Acceptance
        ---------------------

     The acceptance by the TRUSTEE for its duties and obligations under this Agreement is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

(a) the TRUSTEE shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity or any security deposited with it;

(b) the TRUSTEE shall be protected in acting upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and signed by the PURCHASER or the VENDORS not only as to its execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine;

(c) except for acts of gross negligence or willful misconduct, the TRUSTEE shall not be liable for any act done or step taken or omitted by it, or for any mistake of fact or law, and the PURCHASER and the VENDORS jointly and severally indemnify the TRUSTEE in respect of all losses, costs, expenses or damages suffered by the TRUSTEE in connection with its duties hereunder;

(d) the TRUSTEE may consult with and obtain advice from outside legal counsel or direction by a Court of competent jurisdiction in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The cost of obtaining such services or directions shall be added to and be a part of the TRUSTEE's fee hereunder;

(e) the TRUSTEE shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Hypothecation Agreement, unless received by it in writing and signed by the PURCHASER and the VENDORS and, if its duties herein are affected, unless it shall have given its prior written consent thereto; and

(f) the TRUSTEE may resign as escrow agent by giving sixty (60) days written notice of such resignation to all other parties to this Agreement and arranging for the SHARE CERTIFICATES to be delivered to a successor escrow agent agreed upon by all of the other parties to this Agreement.


ARTICLE 7
---------

7.1     Notices
        -------

     Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if:

(a) personally delivered to the party to whom it is intended or if such party is a corporation to an officer of that corporation; or

(b) if mailed by prepaid registered mail, to the address of the party to whom it is intended hereinafter set forth.

     (i)     if  to  the  VENDORS:

          Patricia  Kirkham  and  Dennis  Petersen
          c/o  #204,  1109  -  17th  Avenue  S.W.
          Calgary,  Alberta,  T2T  5R9


     (ii)     if  to  the  PURCHASER:

          EFinancial  Depot.com,  Inc.
          150-1875  Century  Park  East
          Century  City,  California,  U.S.A.  90067


     (iii)     if  to  the  CORPORATION:

          Westcor  Mortgage  Inc.
          #204,  1109  -  17th  Avenue  S.W.
          Calgary,  Alberta  T2T  5R9

     (iv)     if  to  the  TRUSTEE:

          Miller  Thomson
          3000,  700  -  9th  Avenue  S.W.
          Calgary,  Alberta
          T2P  3V4

          ATTENTION:  Michael  F.  Hayduk,  Q.C.

     or to such other address as a party may from time to time direct in writing.

Any notice delivered as aforesaid shall be deemed to have been received on the date of delivery and any notice mailed shall be deemed to have been received seventy-two (72) hours after the time of mailing. If normal mail service is interrupted by strike, slow-down, force majeure or other cause after the notice has been sent the notice will not be deemed to be received until actually received. In the event normal mail service is impaired -at the time of sending the notice, then personal delivery only shall be effective.

7.2     Headings
        --------

     The headings are inserted for the purpose of convenience only and do not form part of this Agreement.

7.3     Enurement
        ---------

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.4     Further  Assurances
        -------------------

     The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

7.5     Execution
        ---------

     This Agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement

     IN WITNESS WHEREOF the parties hereto have executed these presents on the day and year first above written.



/s/ signed                                /s/ Patricia Kirkham
Witness                                       PATRICIA  KIRKHAM

/s/ signed                                /s/ Dennis Petersen
Witness                                       DENNIS  PETERSEN


     EFINANCIAL  DEPOT.COM,  INC.


Per:  /s/ John Huguet



WESTCOR  MORTGAGE  INC.


Per:  /s/ Patricia Kirkham



MILLER  THOMSON


Per:  /s/ signed


Per:  /s/ signed